EXHIBIT 21

                              LIST OF SUBSIDIARIES
                              ZIONS BANCORPORATION
                              AT DECEMBER 31, 2000


        SUBSIDIARY                                          STATE
        ----------                                          -----

Zions First National Bank                     Federally chartered doing business
                                                       in Utah and Idaho

California Bank & Trust                                   California

Nevada State Bank                                           Nevada

National Bank of Arizona                      Federally chartered doing business
                                                          in Arizona

Vectra Bank Colorado                          Federally chartered doing business
                                                  in Colorado and New Mexico

The Commerce Bank of Washington               Federally chartered doing business
                                                         in Washington

Cash Access, Inc.                                            Utah

GB Capital Trust                                           Delaware

Great Western Financial Corporation                          Utah

Lockhart Realty Company                                      Utah

VBC Capital I                                              Delaware

Zions Insurance Agency, Inc.                                 Utah

Zions Life Insurance Company                                Arizona

Zions Management Services Company                            Utah